Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports Second Quarter 2011 Results

•	Quarterly revenue of $325 million, up 22%

•	Adjusted EBITDA of $95.5 million, or 29.4% of revenue for the quarter

•	EPS of $0.59 and adjusted EPS of $0.83 for the quarter

ENGLEWOOD, Colo. (June 22, 2011) - IHS Inc. (NYSE: IHS), a leading global source of critical information and insight, today reported results for the second quarter ended May 31, 2011. Revenue for the second quarter of 2011 totaled $325 million, a 22 percent increase over second quarter 2010 revenue of $266 million. Net income for the second quarter of 2011 was $38.7 million, or $0.59 per diluted share, compared to second quarter 2010 net income of $38.5 million, or $0.60 per diluted share.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) totaled $95.5 million for the second quarter of 2011, up 16 percent from $82.0 million in the second quarter of 2010. Adjusted earnings per diluted share were $0.83 for the second quarter of 2011, an increase of 6 percent over the prior-year period. Adjusted EBITDA and adjusted earnings per share are non-GAAP (Generally Accepted Accounting Principles) financial measures used by management to measure operating performance. Please see the end of this release for more information about these non-GAAP measures.

“Our top-line growth, both on an organic and all-in basis, is strong,” said Jerre Stead, IHS chairman and chief executive officer.  “With five acquisitions announced during this past quarter, and our ongoing investment in scalable platforms, our company's ability to deliver future profitable growth is the highest in our history.”

Second Quarter 2011 Details
Revenue for the second quarter of 2011 totaled $325 million, a 22 percent increase over second-quarter 2010 revenue of $266 million. The revenue increase was driven by 7 percent organic growth, 13 percent acquisitive growth, and 3 percent foreign currency movements. The subscription-based business grew 8 percent organically and represented 77 percent of total revenue.

	Three Months Ended May 31,		Absolute	Organic	Six Months Ended May 31,		Absolute	Organic
	2011	2010	% change	% change	2011	2010	% change	% change
Subscription revenue	$250,541	$205,722	22%	8%	$484,313	$401,208	21%	8%
Non-subscription revenue	74,576	60,758	23%	3%	135,806	106,007	28%	6%
Total revenue	$325,117	$266,480	22%	7%	$620,119	$507,215	22%	8%

The company continued to grow its business overall in all three regions. The Americas (North and South America) segment increased its revenue during the second quarter by $28.5 million, or 17 percent, to $196.6 million. The EMEA (Europe, Middle East and Africa) segment grew its second quarter revenue by $20.4 million, or 27 percent, to $95.6 million. The APAC (Asia Pacific) segment's revenue was up $9.8 million, or 42 percent, to $32.9 million.

Adjusted EBITDA for the second quarter of 2011 was $95.5 million, up $13.5 million, or 16 percent, over the prior-year period. Operating income increased $1.6 million, or 3 percent, to $51.0 million. Americas' operating income increased $0.4 million, or 1 percent, to $54.8 million. EMEA's operating income was up $2.3 million, or 13 percent, to $19.6 million. APAC's operating income grew $2.0 million, or 25 percent, to $9.9 million.

Year-to-Date 2011
Revenue for the six months ended May 31, 2011, increased $112.9 million, or 22 percent, to $620 million. Organic revenue growth was 8 percent overall and 8 percent for the subscription-based portion of the business. Acquisitions added 13 percent, and foreign currency movements increased revenue by 2 percent during the first half of 2011. The Americas segment grew its revenue during the six months ended May 31, 2011, by $57.7 million, or 18 percent, to $378 million. The EMEA segment increased its year-to-date 2011 revenue by $36.6 million, or 26 percent, to $180 million. The APAC segment increased its revenue by $18.6 million, or 42 percent, to $62 million, during the first half of 2011.

Adjusted EBITDA for year-to-date 2011 increased $29.3 million, or 19 percent, to $182 million. Operating income increased $5.2 million, or 6 percent, year-over-year to $91 million. Americas’ operating income was $104.1 million, up $3.0 million, or 3 percent, over the prior-year period. EMEA grew its year-to-date 2011 operating income to $36.1 million, up $6.1 million, or 20 percent, over the same period of 2010. APAC’s operating income was $18.1 million, an increase of $4.0 million, or 28 percent, over last year.

Net income for the six months ended May 31, 2011 increased $4.1 million, or 6 percent, to $69.4 million, or $1.06 per diluted share.

Cash Flows
IHS generated $201 million of cash flow from operations during the six months ended May 31, 2011, representing a 12 percent increase over last year's $179 million.

Balance Sheet
IHS ended second quarter 2011 with $147 million of cash and cash equivalents and $295 million of debt.

“Our strong organic growth and robust cash flow generation allows us to continue our significant investment in the business,” stated Michael J. Sullivan, executive vice president and chief financial officer.  “We have many investment opportunities which will deliver profitable growth in the future.”

Outlook (forward-looking statement)
For the year ending November 30, 2011, IHS is increasing both its revenue and its Adjusted EBITDA guidance and expects:

•	All-in revenue in a range of $1.285 to $1.315 billion; and

•	All-in Adjusted EBITDA in a range of $390 to $398 million.

Additionally, for the year ending November 30, 2011, IHS also expects:

•	Depreciation and amortization expense to be approximately $86 million;

•	Net interest expense of approximately $8 million;

•	Adjusted EPS between $3.33 and $3.43;

•	Stock-based compensation expense to be approximately $84 million;

•	Net pension expense to be approximately $11 million;

•	An adjusted tax rate of approximately 26-27%; and

•	Fully diluted shares to be approximately 66 million.

Finally, in addition to this updated full-year guidance, IHS is providing insight into its profit expectations for the third quarter of the year. IHS expects all-in Adjusted EBITDA for the third quarter of 2011 to be in a range of $97-99 million. Aside from this one-time look at a quarterly projection, IHS expects to continue its practice of providing guidance on an annual basis.

The above outlook assumes constant currencies and no further acquisitions or unanticipated events.

See discussion of Adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss second quarter 2011 results on June 22, 2011, at 3:00 p.m. MDT (5:00 p.m. EDT). The conference call will be simultaneously webcast on the company's website: www.ihs.com.

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as Adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA further excludes (i) non-cash items (e.g., stock-based compensation expense and non-cash pension and post-retirement expense) and (ii) items that management does not consider to be useful in assessing our operating performance (e.g., acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). Adjusted earnings per diluted share exclude similar items as adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our term loan and revolving credit agreement.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization, stock-based compensation, non-cash pension and post-retirement expense) or (ii) items that we do not consider to be useful in assessing our operating performance (e.g., income taxes, acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:
This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipate," "believe," "intend," "estimate," "plan" and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties-many of which are difficult to predict and generally beyond the control of IHS-that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS (NYSE: IHS) is the leading source of information and insight in critical areas that shape today’s business landscape, including energy and power; design and supply chain; defense, risk and security; environmental, health and safety (EHS) and sustainability; country and industry forecasting; and commodities, pricing and cost. Businesses and governments around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS employs more than 5,100 people in more than 30 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2011 IHS Inc. All rights reserved.

###

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	May 31, 2011	November 30, 2010
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$147,114	$200,735
Accounts receivable, net	244,239	256,552
Income tax receivable	6,665	—
Deferred subscription costs	47,827	41,449
Deferred income taxes	34,419	33,532
Other	28,563	20,466
Total current assets	508,827	552,734
Non-current assets:
Property and equipment, net	117,676	93,193
Intangible assets, net	453,146	384,568
Goodwill, net	1,291,025	1,120,830
Other	8,169	4,377
Total non-current assets	1,870,016	1,602,968
Total assets	$2,378,843	$2,155,702
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$17,120	$19,054
Accounts payable	40,430	35,854
Accrued compensation	33,859	51,233
Accrued royalties	20,161	24,338
Other accrued expenses	52,891	51,307
Income tax payable	—	4,350
Deferred subscription revenue	492,051	392,132
Total current liabilities	656,512	578,268
Long-term debt	277,553	275,095
Accrued pension liability	29,047	25,104
Accrued post-retirement benefits	10,182	10,056
Deferred income taxes	87,344	73,586
Other liabilities	16,680	17,512
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 67,152,304 and 66,250,283 shares issued, and 64,874,828 and 64,248,547 shares outstanding at May 31, 2011 and November 30, 2010, respectively	672	662
Additional paid-in capital	590,627	541,108
Treasury stock, at cost: 2,277,476 and 2,001,736 shares at May 31, 2011 and November 30, 2010, respectively	(123,804)	(101,554)
Retained earnings	929,935	860,497
Accumulated other comprehensive loss	(95,905)	(124,632)
Total stockholders’ equity	1,301,525	1,176,081
Total liabilities and stockholders’ equity	$2,378,843	$2,155,702

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended May 31,		Six Months Ended May 31,
	2011	2010	2011	2010
Revenue:
Products	$276,375	$225,440	$537,244	$438,122
Services	48,742	41,040	82,875	69,093
Total revenue	325,117	266,480	620,119	507,215
Operating expenses:
Cost of revenue:
Products	116,533	91,530	226,091	180,653
Services	26,446	21,408	45,072	37,491
Total cost of revenue (includes stock-based compensation expense of $930; $1,325; $1,784 and $2,757 for the three and six months ended May 31, 2011 and 2010, respectively)	142,979	112,938	271,163	218,144
Selling, general and administrative (includes stock-based compensation expense of $18,361; $16,315; $39,605 and $34,185 for the three and six months ended May 31, 2011 and 2010, respectively)	105,668	89,059	207,440	173,711
Depreciation and amortization	20,714	14,269	38,915	28,099
Restructuring charges (credits)	702	(82)	702	(82)
Acquisition-related costs	1,243	—	4,549	—
Net periodic pension and post-retirement expense	2,733	1,194	5,465	2,388
Other expense (income), net	108	(229)	613	(1,114)
Total operating expenses	274,147	217,149	528,847	421,146
Operating income	50,970	49,331	91,272	86,069
Interest income	306	94	491	198
Interest expense	(2,145)	(295)	(3,807)	(660)
Non-operating expense, net	(1,839)	(201)	(3,316)	(462)
Income from continuing operations before income taxes	49,131	49,130	87,956	85,607
Provision for income taxes	(10,401)	(10,652)	(18,517)	(20,180)
Income from continuing operations	38,730	38,478	69,439	65,427
Loss from discontinued operations, net	(8)	—	(1)	(126)
Net income	$38,722	$38,478	$69,438	$65,301

Basic earnings per share:
Income from continuing operations	$0.60	$0.60	$1.07	$1.03
Loss from discontinued operations, net	$—	$—	$—	$—
Net income	$0.60	$0.60	$1.07	$1.02
Weighted average shares used in computing basic earnings per share	64,952	63,981	64,784	63,759

Diluted earnings per share:
Income from continuing operations	$0.59	$0.60	$1.06	$1.01
Loss from discontinued operations, net	$—	$—	$—	$—
Net income	$0.59	$0.60	$1.06	$1.01
Weighted average shares used in computing diluted earnings per share	65,547	64,569	65,493	64,498

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended May 31,
	2011	2010
Operating activities:
Net income	$69,438	$65,301
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	38,915	28,099
Stock-based compensation expense	41,389	36,942
Excess tax benefit from stock-based compensation	(8,412)	(4,674)
Non-cash net periodic pension and post-retirement expense	5,207	1,704
Deferred income taxes	2,981	8,893
Change in assets and liabilities:
Accounts receivable, net	32,166	21,161
Other current assets	(9,730)	(8,812)
Accounts payable	1,001	1,992
Accrued expenses	(24,365)	(20,260)
Income tax payable	(7,781)	(6,394)
Deferred subscription revenue	60,105	55,951
Other liabilities	67	(747)
Net cash provided by operating activities	200,981	179,156
Investing activities:
Capital expenditures on property and equipment	(32,531)	(16,339)
Acquisitions of businesses, net of cash acquired	(202,745)	(83,567)
Intangible assets acquired	(2,985)	—
Change in other assets	(2,317)	(943)
Settlements of forward contracts	(3,170)	(1,310)
Net cash used in investing activities	(243,748)	(102,159)
Financing activities:
Proceeds from borrowings	335,000	75,000
Repayment of borrowings	(334,601)	(43,278)
Payment of debt issuance costs	(6,326)	—
Excess tax benefit from stock-based compensation	8,412	4,674
Proceeds from the exercise of employee stock options	2,144	223
Repurchases of common stock	(22,250)	(22,461)
Net cash provided by (used in) financing activities	(17,621)	14,158
Foreign exchange impact on cash balance	6,767	(12,534)
Net increase (decrease) in cash and cash equivalents	(53,621)	78,621
Cash and cash equivalents at the beginning of the period	200,735	124,201
Cash and cash equivalents at the end of the period	$147,114	$202,822

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three Months Ended May 31,		Absolute	Organic	Six Months Ended May 31,		Absolute	Organic
	2011	2010	% change	% change	2011	2010	% change	% change
Revenue by segment:
Americas revenue	$196,559	$168,054	17%	6%	$377,750	$320,022	18%	7%
EMEA revenue	95,628	75,248	27%	5%	180,066	143,444	26%	7%
APAC revenue	32,930	23,178	42%	19%	62,303	43,749	42%	17%
Total revenue	$325,117	$266,480	22%	7%	$620,119	$507,215	22%	8%

Revenue by transaction type:
Subscription revenue	$250,541	$205,722	22%	8%	$484,313	$401,208	21%	8%
Consulting revenue	18,953	15,085	26%	(5)%	35,469	26,970	32%	3%
Transaction revenue	14,327	12,235	17%	7%	27,665	23,625	17%	7%
Other revenue	41,296	33,438	24%	5%	72,672	55,412	31%	7%
Total revenue	$325,117	$266,480	22%	7%	$620,119	$507,215	22%	8%

Revenue by information domain:
Energy revenue	$139,445	$123,114			$261,096	$233,049
Product Lifecycle (PLC) revenue	108,493	83,175			210,273	157,909
Security revenue	30,111	26,953			56,931	52,352
Environment revenue	22,568	13,391			43,543	24,598
Macroeconomic Forecasting and Intersection revenue	24,500	19,847			48,276	39,307
Total revenue	$325,117	$266,480			$620,119	$507,215

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended May 31,		Six Months Ended May 31,
	2011	2010	2011	2010
Net income	$38,722	$38,478	$69,438	$65,301
Interest income	(306)	(94)	(491)	(198)
Interest expense	2,145	295	3,807	660
Provision for income taxes	10,401	10,652	18,517	20,180
Depreciation and amortization	20,714	14,269	38,915	28,099
EBITDA	$71,676	$63,600	$130,186	$114,042
Stock-based compensation expense	19,291	17,640	41,389	36,942
Restructuring charges (credits)	702	(82)	702	(82)
Acquisition-related costs	1,243	—	4,549	—
Non-cash net periodic pension and post-retirement expense	2,604	853	5,207	1,704
Loss from discontinued operations, net	8	—	1	126
Adjusted EBITDA	$95,524	$82,011	$182,034	$152,732

	Three Months Ended May 31,		Six Months Ended May 31,
	2011	2010	2011	2010
Earnings per diluted share	$0.59	$0.60	$1.06	$1.01
Stock-based compensation expense	0.19	0.17	0.41	0.36
Restructuring charges (credits)	0.01	—	0.01	—
Acquisition-related costs	0.02	—	0.05	—
Non-cash net periodic pension and post-retirement expense	0.02	0.01	0.05	0.02
Loss from discontinued operations, net	—	—	—	—
Adjusted earnings per diluted share	$0.83	$0.78	$1.58	$1.39
Note: Amounts may not sum due to rounding

	Three Months Ended May 31,		Six Months Ended May 31,
	2011	2010	2011	2010
Net cash provided by operating activities	121,713	123,744	200,981	179,156
Capital expenditures on property and equipment	(16,990)	(9,167)	(32,531)	(16,339)
Free cash flow	$104,723	$114,577	$168,450	$162,817

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three Months Ended May 31, 2011
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$54,786	$19,614	$9,865	$(33,295)	$50,970
Adjustments:
Stock-based compensation expense	—	—	—	19,291	19,291
Depreciation and amortization	15,319	4,798	47	550	20,714
Restructuring charges (credits)	875	364	—	(537)	702
Acquisition-related costs	913	330	—	—	1,243
Non-cash net periodic pension and post-retirement expense	—	—	—	2,604	2,604
Adjusted EBITDA	$71,893	$25,106	$9,912	$(11,387)	$95,524

	Three Months Ended May 31, 2010
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$54,430	$17,312	$7,875	$(30,286)	$49,331
Adjustments:
Stock-based compensation expense	—	—	—	17,640	17,640
Depreciation and amortization	9,955	3,758	25	531	14,269
Restructuring charges (credits)	(82)	—	—	—	(82)
Non-cash net periodic pension and post-retirement expense	—	—	—	853	853
Adjusted EBITDA	$64,303	$21,070	$7,900	$(11,262)	$82,011

	Six Months Ended May 31, 2011
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$104,105	$36,111	$18,126	$(67,070)	$91,272
Adjustments:
Stock-based compensation expense	—	—	—	41,389	41,389
Depreciation and amortization	29,428	8,290	86	1,111	38,915
Restructuring charges (credits)	875	364	—	(537)	702
Acquisition-related costs	4,147	402	—	—	4,549
Non-cash net periodic pension and post-retirement expense	—	—	—	5,207	5,207
Adjusted EBITDA	$138,555	$45,167	$18,212	$(19,900)	$182,034

	Six Months Ended May 31, 2010
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$101,098	$29,993	$14,176	$(59,198)	$86,069
Adjustments:
Stock-based compensation expense	—	—	—	36,942	36,942
Depreciation and amortization	19,171	7,818	50	1,060	28,099
Restructuring charges (credits)	(82)	—	—	—	(82)
Non-cash net periodic pension and post-retirement expense	—	—	—	1,704	1,704
Adjusted EBITDA	$120,187	$37,811	$14,226	$(19,492)	$152,732

IHS INC.
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended May 31, 2011		Three Months Ended May 31, 2010
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$19,291	$12,476	$17,640	$11,113
Restructuring charges (credits)	$702	$452	$(82)	$(51)
Acquisition-related costs	$1,243	$1,255	$—	$—
Non-cash net periodic pension and post-retirement expense	$2,604	$1,616	$853	$529
Loss from discontinued operations, net	$12	$8	$—	$—

	Six Months Ended May 31, 2011		Six Months Ended May 31, 2010
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$41,389	$26,787	$36,942	$23,273
Restructuring charges (credits)	$702	$452	$(82)	$(51)
Acquisition-related costs	$4,549	$3,477	$—	$—
Non-cash net periodic pension and post-retirement expense	$5,207	$3,229	$1,704	$1,056
Loss from discontinued operations, net	$1	$1	$159	$126